Exhibit 10.22

FIFTH AMENDMENT TO

EXCLUSIVE LICENSE AGREEMENT

This Fifth Amendment to Exclusive License Agreement (this “Fifth Amendment”) is made as of November 30, 2010 by and among Alphatec Spine, Inc., a Delaware corporation with a principal place of business at 5818 El Camino Real, Carlsbad, California 92008 (“Licensee”), Progressive Spinal Technologies LLC, a limited liability company organized under the laws of the state of Delaware, with an address at 410 East Walnut Street, Suite #8, Perkasie, Pennsylvania 18944 (“Licensor”) and for purposes of Section 7.2 and Section 11.15 thereof only Alphatec Holdings, Inc., a Delaware corporation with a principal place of business at 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92008 (“Holdings”). Capitalized terms undefined herein shall have the meaning ascribed them in the Agreement (as hereinafter defined).

RECITALS

Reference is made to that certain Exclusive License Agreement dated December 18, 2007, as amended, between the parties to this Fifth Amendment (the “Agreement”).

The Parties desire to amend the Agreement as set forth herein.

Now, therefore, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties hereto, the Parties hereto agree as follows:

1.	AMENDMENTS

1.1 Deletion of Portion of Subsection 4.1.2 with respect to the Event titled [***].

The portions of the table in Subsection 4.1.2 with respect to the event titled [***] and the associated “Milestone Payment” are hereby deleted.

1.2 Addition to Subsection 4.1.2.

A new paragraph is added immediately after the table in Subsection 4.1.2, reading as follows:

“In addition to the foregoing, on the date hereof, Licensee shall, as a payment for the achievement of [***]:

(i)	Pay to Licensor one million five-hundred thousand dollars ($1,500,000) in cash; and

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)	Cause Holdings to issue (and Holdings by its signature hereof agrees to issue) to (i) [***] five hundred thousand dollars ($500,000) in shares of Common Stock; and (ii) [***] five-hundred thousand dollars ($500,000) in shares of Common Stock; the price of a share of Common Stock for such purpose equal to the average per share NASDAQ Close/NASDAQ Official Closing Price (as defined by NASDAQ) or a defined successor closing price (designated by NASDAQ) on the fifteen (15) business days prior to the date of issuance; provided that if on any such business day the Common Stock shall not be listed on the NASDAQ national exchange, then Licensor shall receive One million dollars ($1,000,000) in cash in lieu of such shares of Common Stock.”

1.3 Amendment and Restatement of Subsection 4.1.3.

Subsection 4.1.3 of the Agreement is deleted in its entirety and replaced with the following:

“4.1.3 Royalty Payments.

4.1.3.1 Royalty Payments if Subsection 4.1.3.2 Does Not Apply, i.e. no Clinical Trial Required. If Subsection 4.1.3.2 does not apply, Licensee shall pay to Licensor within thirty (30) days of the end of each calendar quarter earned royalties of [***] of Net Sales during such calendar quarter.

4.1.3.2 Royalty Payments if a Clinical Trial is Required. Notwithstanding Subsection 4.1.3.1, if the FDA notifies Licensee on or before [***] that approval of the current design of a Licensed Product will require a clinical trial to obtain approval to market such Licensed Product in the U.S., then in lieu of royalties payable as described in Subsection 4.1.3.1, Licensee shall pay to Licensor within thirty (30) days of the end of (i) the three (3)-month period beginning on the first day of the calendar month following the date on which FDA clearance to market and sell a Licensed Product is received and (ii) each of the consecutive three (3)-month period thereafter (the date upon which FDA clearance is received shall be referred to as the “Minimum Trigger Date” and each three (3)-month period described in (i) or (ii) shall be referred to as a “Royalty Quarter”) earned royalties of [***] of Net Sales during such Royalty Quarter, except that the first payment shall include Net Sales from the Minimum Trigger Date through the end of the first Royalty Quarter. By way of illustration of the foregoing, in the event that the FDA grants clearance to market and sell a Licensed Product on April 3, 2012, that date shall be the Minimum Trigger date and Royalty Quarters shall begin on May 1, August 1, November 1 and February 1 with the first Royalty Quarter commencing with May 1, 2012.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.1.3.3 Additional Covenants Related to Royalty Payments. Each royalty payment made pursuant to this Subsection 4.1.3 shall (i) be accompanied by a report specifying: the Net Sales (including an accounting of deductions taken in the calculation of Net Sales) and (ii) state the applicable exchange rate used in conversion from any foreign country’s currency to United States Dollars (which conversion shall be determined in accordance with Subsection 4.2.2). Earned royalties described in this Subsection 4.1.3 shall only be credited against minimum royalties which would otherwise be due as contemplated by Subsection 4.1.4 and shall not be credited against or otherwise reduce any other amounts payable hereunder.”

1.4 Amendment and Restatement of Subsection 4.1.4. Subsection 4.1.4 of the Agreement is deleted in its entirety and replaced with the following:

“4.1.4 Minimum Royalties.

4.1.4.1 Minimum Royalties if Subsection 4.1.4.2 Does Not Apply, i.e. no Clinical Trial Required. If Subsection 4.1.4.2 does not apply, Licensee shall pay Licensor the following minimum annual royalty amounts in each calendar year listed next to such amount. For a particular calendar year, in the event that the sum of the earned royalties on Net Sales timely paid in accordance with Subsection 4.1.3 above with respect to the four calendar quarters of such calendar year are less than the minimum annual royalty for such year designated below, the obligation to pay the difference to Licensor shall accrue on the last day of such calendar year and be payable by Licensee no later than forty-five (45) days following the end of such calendar year:

Twelve (12) Months Ending	Minimum Annual Royalty
[***]	[***]
[***]	[***]

4.1.4.2 Minimum Royalties if a Clinical Trial is Required. Notwithstanding Subsection 4.1.4.1, if the FDA notifies Licensee on or before [***] that approval of the current design of a Licensed Product will require a clinical trial to obtain approval to market such Licensed Product, then in lieu of minimum royalties payable as described in Subsection 4.1.4.1, Licensee shall pay Licensor a minimum annual royalty of [***] with respect to each twelve (12)-month period comprised of four (4) Royalty Quarters, the first of which will commence on the first day of the first Royalty Quarter (each a “Royalty Year”). By way of illustration of the foregoing, if the first Royalty Quarter shall commence on May 1, 2012, the first Royalty Year shall commence on that date and end on April 30, 2013, the second Royalty Year shall commence on May 1, 2013 and end on April 30, 2014, etc. In the event that aggregate earned royalties on Net Sales timely paid in accordance with Subsection 4.1.3.2 with respect to a Royalty Year are less than [***], the obligation to pay the difference to Licensor shall accrue on the last day of such Royalty Year and shall be payable by Licensee no later than forty-five (45) days following the end of such Royalty Year; provided that with respect to the first Royalty Year: (i) within thirty (30) days of the end of each Royalty Quarter during the first Royalty Year, the Licensee shall make a payment (which payment obligations shall accrue on the last day of such Royalty Quarter and shall be due and payable thirty (30) days thereafter) to the Licensor (each a “First Year Minimum Payment”) equal to

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

greater of (A) [***] and (B) earned royalties on Net Sales payable to Licensor pursuant to Subsection 4.1.3.2 with respect to such Royalty Quarter and (ii) if the aggregate amount of the four First Year Minimum Payments calculated as described in clause (i) would be more than both (y) earned royalties on Net Sales payable to Licensor pursuant to Subsection 4.1.3.2 with respect to the first Royalty Year, and (z) [***] (such greater amount the “First Year Maximum’), then Licensee may reduce the amount of the final First Year Minimum Payment such that the aggregate of the four First Year Minimum Payments would equal the First Year Maximum. If the aggregate amount of the three First Year Minimum Payments calculated as described in clause (i) is more than the First Year Maximum, then no fourth First Year Minimum Payment from Licensee is due and Licensor shall pay Licensee no later than thirty (30) days following the end of such Royalty Year an amount equal to the difference.

4.1.4.3 No Credits. No minimum annual royalty described in this Subsection 4.1.4 shall be credited against or otherwise reduce any other amounts payable hereunder.

1.5 Amendment and Restatement of to Subsection 4.2.2. Subsection 4.2.2 of the Agreement is deleted in its entirety and replaced with the following:

“4.2.2 Conversion. Conversion of funds from foreign currency to United States dollars shall be made at the conversion rate existing in the United States (as reported in The Wall Street Journal) on the last business day of the quarter immediately preceding the calendar quarter or Royalty Quarter, as applicable. If The Wall Street Journal ceases to be published, then the rate of exchange to be used shall be that reported in such other business publication of national circulation in the United States as the Parties reasonably agree.

1.6 Amendment to Section 9.2.

Section 9.2 is hereby amended by changing its title to “Termination Rights for Breach, Voluntary Termination and Non-Pursuit” and a new Subsection 9.2.3 is hereby added as follows:

9.2.3 Licensor’s Termination Rights Based on Non-pursuit of FDA Approval. Licensor shall be entitled to terminate the Agreement by giving Licensee sixty (60) days written notice (i) if Licensee is at anytime failing to use commercially reasonable efforts to obtain approval by the FDA of a Licensed Product, or (ii) if following [***] the Licensee terminates or permits to lapse a 510(k) application or Investigational Device Exemption (“IDE”) with the FDA to obtain approval of a Licensed Product (any 510(k) application or IDE with respect to a Licensed Product a “Regulatory Filing”); provided that if during such sixty (60) day notice period Licensee (i) cures the grounds upon which termination was based, or (ii) delivers to Licensor written notice that it desires to continue this license (the “Continuation Notice”) such termination shall be ineffective and void ab initio. In the event Licensee timely delivers the Continuation Notice, Licensee hereby agrees to make the following payments to Licensor (each of which shall be credited against any amounts due to the Licensor pursuant to Subsection 4.1.4 as modified hereby):

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)	[***] not later than one hundred twenty (120) days following delivery of the Continuation Notice;

(ii)	An additional [***] not later than two hundred ten (210) days following delivery of the Continuation Notice;

(iii)	An additional [***] not later than three hundred (300) days following delivery of the Continuation Notice; and

(iv)	An additional [***] not later than three hundred sixty (360) days following delivery of the Continuation Notice.

If during the period following the delivery of the Continuation Notice, the Licensee makes a Regulatory Filing, Licensee shall not be obligated to make payment thereafter of amounts set forth in (i)-(iv), without prejudice to the right of Licensor to again terminate this Agreement pursuant to this Subsection 9.2.3. If within [***] after the date of the Continuation Notice, the Company has not made a Regulatory Filing, the termination of this Agreement shall be effective without further action by the Parties as of the end of such [***] period.

2.	MISCELLANEOUS

In the event of any conflict between the provisions of this Fifth Amendment and the Agreement, the provisions of this Fifth Amendment shall prevail. Other than as set forth in this Fourth Amendment, the remainder of the Agreement shall remain in full force and effect.

[Signature Page Follows]

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties and Holdings have caused this Fifth Amendment to be executed by their duly authorized representative.

ALPHATEC SPINE, INC.		PROGRESSIVE SPINAL TECHNOLOGIES LLC:

By:	/s/ Dirk Kuyper	By:	/s/ E. Skott Greenhalgh
	Name: Dirk Kuyper		Name: E. Skott Greenhalgh
	Title: President and CEO		Title: CEO

ALPHATEC HOLDINGS, INC.

By:	/s/ Dirk Kuyper
Name: Dirk Kuyper
Title: President and CEO

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.